SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2015, Martha Stewart Living Omnimedia, Inc. (the “Company”) provided notice to the New York Stock Exchange (“NYSE”) of its intent to file a Form 25 and to voluntarily delist the Company’s common stock from the NYSE, effective on December 4, 2015. The voluntary delisting of the Company’s common stock will coincide with the closing of the previously announced Agreement and Plan of Merger, dated as of June 22, 2015 and amended on October 22, 2015, by and among the Company, Madeline Merger Sub, Inc., Sequential Brands Group, Inc., Singer Merger Sub, Inc. and Singer Madeline Holdings, Inc.

Item 8.01	Other Events.

On December 2, 2015, the Company issued a press release announcing the preliminary voting results from the Special Meeting of Stockholders of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Press release of Martha Stewart Living Omnimedia, Inc., dated December 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

December 2, 2015	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of Martha Stewart Living Omnimedia, Inc., dated December 2, 2015